MALONE bailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this form 8-K of our report dated May 10, 2010 with respect to the audited financial statements of CMoney, Inc. for the years ended December 31, 2009 and 2008.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

May 12, 2010